SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported): October 17, 2005

CELL THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Washington	001-12465	91-1533912
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

501 Elliott Avenue West, Suite 400

Seattle, Washington 98119

(Address of principal executive offices)

Registrant’s telephone number, including area code: (206) 282-7100

Not applicable

(Former name or former address, if changed since last report).

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Election of Directors

On October 17, 2005, Mr. John H. Bauer accepted an invitation to join the Board of Directors (the “Board”) of Cell Therapeutics, Inc. (the “Corporation”) as a Class I director for a term expiring at the 2007 Annual Meeting of Shareholders. Mr. Bauer was unanimously elected by the Board following a recommendation from the Corporation’s Nominating and Governance Committee. The Board also appointed Mr. Bauer to serve as chairman of the Board’s Audit Committee.

The Corporation is not aware of any arrangement or understanding between Mr. Bauer and any other persons pursuant to which Mr. Bauer was selected as a director, nor is it aware of any information with respect to Mr. Bauer required to be disclosed by Item 404(a) of Regulation S-K.

On October 19, 2005, the Corporation issued a press release related to the matters described herein. The press release is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits.

The following exhibits are attached with this report on Form 8-K:

99.1	Press Release dated October 19, 2005 of Cell Therapeutics, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELL THERAPEUTICS, INC.

Date: October 19, 2005	By:	/s/ James A. Bianco, M.D.
James A. Bianco, M.D.
President & Chief Executive Officer

EXHIBIT INDEX

Exhibit Number
99.1	Press Release dated October 19, 2005 of Cell Therapeutics, Inc.